                                                                     Exhibit 8.1

                                                [LOGO OF MAYER BROWN ROWE & MEW]

July 2, 2004                                        Mayer, Brown, Rowe & Maw LLP
                                                       190 South La Salle Street
                                                    Chicago, Illinois 60603-3441

CDF Financing, L.L.C.                                    Main Tel (312) 782-0600
5595 Trillium Boulevard                                  Main Fax (312) 701-7711
Hoffman Estates, Illinois 60192                           www.mayerbrownrowe.com

CDF Funding, Inc.
5595 Trillium Boulevard
Hoffman Estates, Illinois 60192

Re:   CDF Financing, L.L.C.
      CDF Funding, Inc.
      Distribution Financial Services Floorplan Master Trust
      GE Dealer Floorplan Master Note Trust
      Amendment No. 2 to Registration Statement on Form S-3

We have acted as tax counsel for CDF Funding, Inc., a Delaware corporation ("CDF Funding"), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments thereto and the prospectus supplement described therein, the "Registration Statement"), filed by CDF Financing, L.L.C., a Delaware limited liability company ("CDF Financing"), CDF Funding, Distribution Financial Services Floorplan Master Trust, a trust formed under the laws of the State of New York (the "Underlying Trust"), and GE Dealer Floorplan Master Note Trust, a Delaware statutory trust (the "Note Trust") formed by CDF Funding pursuant to a trust agreement (the "Trust Agreement"), by and between CDF Funding and the Bank of New York (Delaware), as trustee (the "Trustee"), as co-registrants (collectively, the "Co-Registrants") with the Securities and Exchange Commission in connection with the registration by the Co-Registrants of Asset Backed Notes (the "Notes") with a proposed maximum aggregate offering price of $6,000,000,000.

As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by the Note Trust. For each series, the Notes will be issued pursuant to an Indenture and an Indenture Supplement between the Note Trust and Wilmington Trust Company, as indenture trustee (the "Indenture Trustee").

In that connection, we generally are familiar with the proceedings required to be taken in connection with the proposed authorization and issuance of any series of Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, (i) the form of Receivables Purchase and Contribution Agreement between CDF Funding, as seller, and the Note Trust, as buyer, (ii) the form of Servicing Agreement between the Note Trust and General Electric Capital

     Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles
              Manchester New York Palo Alto Paris Washington, D.C.
 Independent Mexico City Correspondent: Jauregui, Navarrete, Nader y Rojas, S.C.

    Mayer, Brown, Rowe & Maw LLP operates in combination with our associated
       English limited liability partnership in the offices listed above.

Mayer, Brown, Rowe & Maw LLP

July 2, 2004
Page 2

Corporation, as master servicer (in such capacity, the "Master Servicer"), (iii) the form of Indenture and Indenture Supplement (including the form of Notes included as exhibits thereto), (iv) the form of Trust Agreement and (v) the form of Receivables Sale Agreement between GE Commercial Distribution Finance Corporation and Transamerica Commercial Finance Corporation, as sellers, and CDF Funding, as buyer (collectively, the "Operative Documents").

The opinions set forth herein are based upon the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. We will not seek tax rulings from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that the IRS may not take positions contrary to those stated in our opinions.

Based upon the foregoing and assuming that the Operative Documents are duly authorized, executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we are of the opinion that the statements set forth in the Prospectus forming part of the Registration Statement under the caption "U.S. Federal Income Tax Consequences" and the statements set forth in the Prospectus Supplement forming part of the Registration Statement under the caption "Summary of Terms -- Tax Status" are based upon reasonable interpretations of existing U.S. federal tax law. To the extent that such discussions expressly state our opinion, or state that our opinion has been or will be provided as to any series of Notes, we hereby confirm and adopt such opinion herein. We also note that the Operative Documents filed as exhibits to the Registration Statement do not relate to a specific transaction. Accordingly, the above-referenced description of U.S. federal income tax consequences may require modification in the context of an actual transaction. There can be no assurance, however, that the conclusions of U.S. federal tax law presented therein will not be successfully challenged by the IRS or significantly altered by new legislation, changes in IRS position or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Mayer, Brown, Rowe & Maw LLP therein under the captions "U.S. Federal Income Tax Consequences" in the Prospectus forming part of the Registration Statement and "Summary of Terms - Tax Status" in the Prospectus Supplement forming part of the Registration Statement. In giving such consent, we do not admit that we are "experts" within the meaning of the term used in the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Mayer, Brown, Rowe & Maw LLP

July 2, 2004
Page 3

                                       /s/ Mayer, Brown, Rowe & Maw LLP

                                       MAYER, BROWN, ROWE & MAW LLP

WAL/KRA/MRA